PUBLIC COMPANY MANAGEMENT CORPORATION ANNOUNCES SB-2 SECURITIES
REGISTRATION CONTRACT WITH Z YACHTS


LAS VEGAS, NV - APRIL 1, 2005 - Public Company Management Corporation (OTC BB: PUBC) today announced that its subsidiary Go Public Today has signed a contract with Z Yachts, LLC to provide SB-2 securities registration services and initiate the process to obtain an OTC BB listing for Z Yachts in exchange for a combination of cash fees and a block of shares of Z Yachts common stock. Through the SB-2 securities registration solution offered by Go Public Today, Z Yachts will be able to register the resale of securities and become a publicly traded company.

Z Yachts, LLC consists of a national network of marine brokers, offering new and pre-owned sport fishing, pleasure, sail boats and yachts for sale throughout the United States. The company list boats for sale by such well-known manufacturers as Chaparral (AMEX: MPX), Hatteras, Wellcraft, Four Winns, Bayliner and Sea Ray (NYSE: BC) as well as Dehler sailing yachts, which participates in the Z Yachts manufacturer direct program.

"Z Yachts has experienced very rapid growth over the last couple of years. This is clearly represented in our 450% jump in sales last year over 2003. In an effort to continue driving this type of growth as well as to take advantage of what we see as an opportunity to build a world-class brand in the yacht brokerage business, we have undertaken a program that should lead us to publicly traded status within the year. This should help us to gain further exposure, open up new avenues for financing and help us reach our aggressive goals for growth and the accelerated launch of several new service lines," says James
Weller, President of Z Yachts, LLC.

"Z Yachts is a dynamic company that realizes that even though it has experienced a period of rapid growth, going public can help it to
better achieve its long term goals.   Go Public Today will guide Z
Yachts through the process of going public so that it can more quickly seize the opportunities that will become available to it," comments Stephen Brock, President and CEO of Public Company Management Corporation.

PUBC serves as a one-stop shop for businesses that want to quickly and cost-effectively go public and draw upon the wealth of investment capital that is available to public corporations. The company's Pubco White Papers subsidiary focuses on educating business owners on the options available to them. PUBC's Go Public Today subsidiary takes companies public. After a company goes public, PUBC's Public Company Management Services subsidiary can advise the newly-public company on regulatory and compliance issues.


ABOUT Z YACHTS, LLC

Georgia-based Z Yachts is a national marine brokerage network with competitive advantages that include a proprietary broker support system, strategic relationships with marine lenders, a manufacturer direct sales program, a soon-to-be-launched industry-first listing automation system, and an established brand that has become increasingly known as the honest and helpful local brokerage with a powerful marketing arm behind it. Z Yachts maintains 30 active brokers and sales agents in 17 states, listing over $60,000,000 in boats and yachts. Its website, www.zyachts.com regularly receives thousands of boat buyer visits and inquiries every month.


ABOUT PUBLIC COMPANY MANAGEMENT CORPORATION


PUBC helps business owners create liquidity for investors and long-term value for their companies, shareholders and partners by participating in public capital markets. PUBC supports the full lifecycle of entering the public market through its various subsidiaries:

Education -- Pubco White Papers
   (http://www.PubcoWhitePapers.com) hosts a comprehensive body of knowledge on private and public equity markets.

Registration and listing -- Go Public Today
   (http://www.GoPublicToday.com) provides a complete solution to help small companies register securities for public offerings and obtain a listing on the OTCBB.

Regulatory compliance -- Public Company Management
   Services (http://www.PCMS-Team.com) assists new and existing public companies in negotiating the new complexities of maintaining a public company and creating sustainable and affordable compliance processes.

PUBC leads by example, demonstrating to current and future clients best practices in taking a company public, investor relations, public relations, regulatory compliance, and raising capital.


SAFE HARBOR


This press release contains or may contain forward-looking statements such as statements regarding the Company's growth and profitability, growth strategy, liquidity and access to public markets, operating expense reduction, and trends in the industry in which the Company operates. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in the Company's filings with the Securities and Exchange Commission. The Company assumes no obligation to update these forward-looking statements to reflect actual results, changes in risks, uncertainties or assumptions underlying or affecting such statements, or for prospective events that may have a retroactive effect.


Public Company Management Corporation (OTC Bulletin Board: PUBC )

-------------------

Contact:
     Public Company Management Corporation
     Stephen Brock
     President/CEO
     (702) 222-9076
     info@PublicCompanyManagement.com
     www.PublicCompanyManagement.com